UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2004

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal	I.R.S. Employer
File Number	Executive Offices and Telephone Number	Identification No.

1-7310	Michigan Consolidated Gas Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-0478040

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On October 15, 2004, Michigan Consolidated Gas Company (“MichCon”) entered into a new $243,750,000 five-year unsecured revolving credit agreement with Bank One, NA (Main Office-Chicago) (“Bank One”), as Administrative Agent, and the banks that are lenders under the agreement, and simultaneously reduced its existing three-year unsecured revolving credit facility from $162,500,000 to $81,250,000. MichCon’s aggregate availability under the combined facilities is $325,000,000. Borrowings under the new facility will be available at prevailing short-term interest rates. The new facility will also support MichCon’s commercial paper borrowings. The new facility expires in October 2009 and requires the maintenance of a debt to capitalization ratio of no more than .65 to 1 and an earnings before interest, taxes, depreciation and amortization to interest ratio of no less that 2 to 1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     As discussed under Item 1.01 above, on October 15, 2004, MichCon entered into a new five-year $243,750,000 credit agreement. MichCon does not have any borrowings under the facility at this time.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	MichCon Five-Year Credit Agreement, dated as of October 15, 2004 among Bank One, as Administrative Agent, and the Lenders party thereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2004
MICHIGAN CONSOLIDATED GAS COMPANY (Registrant)

/s/ N. A. Khouri

N. A. Khouri
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	MichCon Five-Year Credit Agreement, dated as of October 15, 2004, among Bank One, as Administrative Agent, and the Lenders party thereto.